SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )  Preliminary Proxy Statement   (  ) Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
(X)   Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       INTELIDATA TECHNOLOGIES CORPORATION
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)   No fee required.

(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)   Proposed maximum aggregate value of transaction:
      (5)   Total fee paid:

(  )  Fee paid previously with preliminary materials:

(  )  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule, or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                                  May 15, 1998



Dear Stockholder:

         We cordially invite you to attend the Annual Meeting of Stockholders of InteliData Technologies Corporation to be held on Tuesday, June 9, 1998 at 9:00 a.m. at the Days Inn located at 2200 Centreville Road, Herndon, Virginia 20170. Enclosed are a proxy statement and a form of proxy.

         At this meeting we will ask the Stockholders: (i) to elect two Class II Directors to serve until the 2001 Annual Meeting; and (ii) to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 1998.

         We value your participation by voting your shares on matters that come before the meeting. Please follow the instructions on the enclosed proxy to ensure representation of your shares at the meeting.

                                  Sincerely,



                                  /s/William F. Gorog
                                  -------------------
                                  William F. Gorog
                                  Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 1998


TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of InteliData Technologies Corporation (the "Company") will be held on Tuesday, June 9, 1998 at the Days Inn, 2200 Centreville Road, Herndon, Virginia 20170 at 9:00 a.m. local time, for the following purposes:

1.     To elect two Class II members of the Board of Directors (Proposal 1);

2. To ratify the selection of Deloitte & Touche LLP as independent certified public accountants for the Company for the year ending December 31, 1998 (Proposal 2); and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock at the close of business on April 16, 1998, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

                                By Order of the Board of Directors,


                                Albert N. Wergley
                                Vice President and Secretary

Herndon, Virginia
May 15, 1998


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                       INTELIDATA TECHNOLOGIES CORPORATION
                        13100 WORLDGATE DRIVE, SUITE 600
                             HERNDON, VIRGINIA 20170

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 1998


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of InteliData Technologies Corporation ("InteliData" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the Days Inn, 2200 Centreville Road, Herndon, Virginia 20170, at 9:00 a.m. on Tuesday, June 9, 1998, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving notice of revocation to the Company's Secretary.

         The Annual Meeting has been called for the following purposes: (1) to elect two Class II members of the Board of Directors; (2) to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors to audit the financial statements of the Company for fiscal year 1998; and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. Only holders of record of the Company's Common Stock at the close of business on April 16, 1998, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting. This proxy statement and the attached form of proxy are first being sent or given to stockholders on or about May 15, 1998.

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. Executed but unmarked proxies will be voted FOR the election of the Company's two nominees to the Board of Directors and FOR the ratification of Deloitte & Touche LLP as the Company's auditors.

         The Company's capital stock consists of a single class of Common Stock, par value $0.001 per share, of which 31,170,949 shares were outstanding and entitled to vote at the close of business on April 16, 1998.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to approve each proposal, other than the election of directors which requires a plurality of the shares voted affirmatively or negatively at the Annual Meeting. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

         A copy of the annual report to stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement, but does not constitute a part hereof. The Company is required to file an annual report on Form 10-K for its 1997 fiscal year with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Form 10-K by writing:
InteliData Technologies Corporation, 13100 Worldgate Drive, Suite 600, Herndon, Virginia 20170, Attention: Investor Relations.

         On November 7, 1996, US Order, Inc. ("US Order") and Colonial Data Technologies Corp. ("Colonial Data") merged into InteliData (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of August 5, 1996 (the "Merger Agreement"). In the Merger, each common stockholder of US Order or of Colonial Data received one share of the Company's common stock for each share of US Order or Colonial Data common stock held. The Company also assumed certain of US Order's and Colonial Data's employee benefit and stock incentive plans. Where information is provided as of a date or period prior to November 7, 1996, such information is provided with respect to US Order or Colonial Data, as appropriate.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of April 16, 1998, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table (the "Named Executive Officers") set forth in this Proxy Statement, and (iv) all current directors and executive officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and the most recent
Schedule 13D or 13G filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown. Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities. Securities as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

                            OWNERSHIP OF COMMON STOCK

                                                    Beneficial Ownership
                                                -----------------------------
                                                Number of
Name of Stockholder                              Shares               Percent
-------------------                             ---------             -------
WorldCorp, Inc.                                 9,179,273  <F1>        29.4%
       13873 Park Center Road
       Suite 490
       Herndon, Virginia 22071

Morgan Stanley, Dean Witter, Discover & Co.     3,185,323  <F2>        10.2%
       1585 Broadway
       New York, New York  10036

John C. Backus, Jr.                               696,033  <F3>         2.2%

William F. Gorog                                  641,212  <F4>         2.0%

Albert N. Wergley                                  36,332  <F5>           *

Patrick F. Graham                                  26,291  <F6>           *

Mark L. Baird                                      20,583  <F7>           *

L. William Seidman                                  9,000  <F8>           *

John W. Hillyard                                    8,333  <F9>           *

T. Coleman Andrews, III                             6,000  <F10>          *

Robert J. Schock                                      500  <F11>          *

Brian A. Bogosian                                      --                --

John J. McDonnell, Jr.                                 --                --

Directors and Executive Officers
   as a Group (11 persons)                      1,444,284  <F12>        4.5%

---------------
<F1>  Consists  of  shares owned by  WorldCorp Investments, Inc., a wholly owned subsidiary of WorldCorp.

<F2>  As reported in the Schedule 13G filed with the SEC with  information as of
      December 31, 1997, includes shares held in accounts managed by Morgan Stanley Asset Management Limited, a wholly owned subsidiary of Morgan Stanley, Dean Witter, Discover & Co.

<F3>  Includes  500,000  shares of Common  Stock  issuable  upon the exercise of options and options to purchase 125,000 shares transferred by Mr. Backus to an irrevocable trust for the benefit of his children.

<F4>  Includes  450,000  shares of Common  Stock  issuable  upon the exercise of options and 35,000 shares held by Mr. Gorog's wife. Does not include 10,000 shares held by a foundation trust for which Mr. Gorog is trustee. Mr. Gorog disclaims beneficial ownership of such shares held by his wife and by the trust.

<F5>  Includes  36,332  shares  of  Common  Stock  issuable upon the exercise of options.

<F6>  Includes  25,791  shares of Common  Stock  issuable  upon the  exercise of options. Does not include 9,179,273 shares of Common Stock beneficially held by WorldCorp, of which Mr. Graham serves as chief executive officer. Mr. Graham disclaims beneficial ownership of such shares.

<F7>  Includes  18,583  shares of  Common Stock  issuable  upon the  exercise of options.

<F8>  Includes  6,000  shares of  Common Stock  issuable upon  the  exercise  of options.

<F9>  Includes  8,333  shares of  Common Stock  issuable upon  the  exercise  of options.

<F10> Includes  6,000  shares of Common  Stock  issuable  upon the  exercise  of options. Does not include 9,179,273 shares of Common Stock beneficially held by WorldCorp, of which Mr. Andrews serves as chairman. Mr. Andrews disclaims beneficial ownership of such shares.

<F11> Includes 500 shares held by his wife as to which Mr.  Schock may be deemed to share voting and investment power. Mr. Schock disclaims beneficial ownership of such shares held by his wife.

<F12> Includes  1,176,039  shares of  Common Stock issuable upon the exercise of options.

*  Less than 1%.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of Class I directors expires in 2000, the term of Class II directors expires in 1998, and the term of Class III directors expires in 1999. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2001 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. The Executive Committee has recommended two nominees for a new three-year term in Class II. No arrangement or understanding exists with respect to the manner which the Board, at its discretion, may fill any remaining vacancy being created or any other vacancies that may occur during the year. Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the two nominees named below. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2001

         T. COLEMAN ANDREWS, III, age 43, has served as a director of the Company since 1996 and was a director of US Order from 1990 until the Merger. He is chairman of WorldCorp, Inc., a position he has held since April 1997, and chairman of World Airways, Inc., a position he has held since 1986. From 1987 to April 1997, Mr. Andrews also served as chief executive officer of WorldCorp, and prior to 1996, he served as chief executive officer of World Airways. From 1978 through 1986, he was affiliated with Bain & Company, Inc., an international strategy consulting firm. Prior to his experience with Bain, Mr. Andrews served in several appointed positions in The White House during the Ford Administration.

         JOHN J. MCDONNELL, JR., age 60, has served as a director of the Company since 1997. Since 1990, he has served as president, chief executive officer, and a director of Transaction Network Services, Inc., a provider of data communications services for transaction oriented applications. From 1987 to 1989, Mr. McDonnell served as president and chief executive officer of Digital Radio Networks, Inc., a local access bypass carrier for point-of-sale transactions. Mr. McDonnell has previously served as group vice president for the information technologies and telecommunications group of the Electronic Industries Association; vice president, international operations and vice president, sales, for Tymnet, Inc. with responsibility for both private network sales and public network services; and director of technology and telecommunications for the National Commission on Electronic Funds Transfer. Mr. McDonnell was one of the founding members of the Electronics Fund Transfer Association and serves on its board. Mr. McDonnell is also a director of Credit Management Solutions, Inc., a software development company.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1999

         JOHN C. BACKUS, JR., age 39, has been President and a director of the Company since 1996 and became Chief Executive Officer in 1997. Prior to the
Merger, he worked at US Order since its inception in 1990 and had served as President, Chief Operating Officer and a director of US Order since 1994. Prior to working with US Order, Mr. Backus worked for six years at WorldCorp, Inc. and its subsidiaries holding a variety of executive positions including vice president of corporate development, vice president of finance, and vice president of sales and marketing at a WorldCorp subsidiary. Prior to joining WorldCorp, Mr. Backus worked for Bain & Company, Inc., a worldwide strategy consulting firm, in its consulting and venture capital groups where he focused on consumer products and services. Mr. Backus serves on the board of directors of World Airways, Inc. and Home Financial Network, Inc.

         BRIAN A. BOGOSIAN, age 41, has been a director since January 1998 and President and Chief Executive Officer of the Company's Telecommunications
Division since December 1997. Previously, Mr. Bogosian was president of USTeleCenters, Inc., a marketer for the Regional Bell Operating Companies. Prior to USTeleCenters, Mr. Bogosian was senior vice president of AIM Telecom, a telephone equipment company. Before AIM, he served in management positions with Bell Atlantic, SNET, and CTC Communications.

         PATRICK F. GRAHAM, age 58, has served as a director of the Company since 1996 and was a director of US Order from 1993 until the Merger. Since
1997, he has served as chief executive officer of WorldCorp, Inc. and was previously a director of Bain & Company, Inc., a management consulting firm co-founded by Mr. Graham in 1973. In addition to his primary responsibilities with Bain clients, he has served as Bain's vice chairman and chief financial officer. Prior to founding Bain, Mr. Graham was a group vice president with the Boston Consulting Group. Mr. Graham currently serves as a director of WorldCorp.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 2000

         WILLIAM F. GOROG, age 72, has served as Chairman of the Board of Directors of the Company since 1996. Mr. Gorog was the founder of US Order and had served as its chairman and chief executive officer from May 1990 until the Merger. He is chairman of the executive committee of WorldCorp, Inc., and prior to April 1997, he served as chairman of the board of directors of WorldCorp. From October 1987 until founding US Order, he served as chairman of the board of Arbor International, an investment management firm. From 1982 to 1987, he served as president and chief executive officer of the Magazine Publishers of America, an association representing the principal consumer publications in the United States. During the Ford Administration, Mr. Gorog served as deputy assistant to the President for Economic Affairs and Executive Director of the Council on International Economic Policy. Prior to that time, he founded and served as chief executive officer of DataCorp., which developed the Lexis and Nexis information systems for legal and media research. He also serves as a director of Home Financial Network, Inc.

         L. WILLIAM SEIDMAN, age 77, has served as a director of the Company since 1997. He is the publisher of Bank Director magazine and chief commentator on CNBC-TV. He served on the board of US Order from 1995 until the Merger. Mr. Seidman served from 1985 to 1991 as the chairman of the Federal Deposit Insurance Corporation ("FDIC") and from 1989 to 1991 also served as the first Chairman of the Resolution Trust Corporation. Before joining the FDIC, Mr. Seidman served as Dean of the College of Business at Arizona State University. From 1977 to 1982 he was vice-chairman and chief financial officer of Phelps Dodge Corporation. Mr. Seidman has also served as managing partner of Seidman & Seidman, Certified Public Accountants (now BDO Seidman), and as Assistant to the President for Economic Affairs during the Ford Administration. Mr. Seidman presently serves as a director of Fiserv, Inc., a data processing company.

BOARD OF DIRECTORS AND COMMITTEES

         The Company's Board of Directors held five regular meetings and one telephonic meeting during fiscal year 1997. Each incumbent director attended at least 75 percent of the meetings held during fiscal year 1997 by the Board and each committee of the Board of which he was a member. The Company's Board of Directors has a Compensation Committee and an Audit Committee.

         The Compensation Committee (consisting of Messrs. Andrews and Graham) reviews and recommends to the Board appropriate action with respect to the compensation of and benefits granted to officers and other key employees of the Company and administers the Company's 1996 Incentive Plan. The Compensation Committee held four meetings during fiscal year 1997.

         The Audit Committee (consisting of Messrs. Gorog, Graham and McDonnell) nominates the Company's independent auditors, reviews with the Company's independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of the Company's financial statements, reports and makes recommendations to the Board with respect thereto, and reviews related party transactions for conflicts of interest. The Audit Committee held one meeting during fiscal year 1997.

         The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

         Directors of the Company who are not also executive officers of the Company or of an affiliate of the Company ("Non-Affiliate Directors") receive a quarterly payment of $1,250 and $500 for each Board meeting attended, excluding telephonic meetings. They are also reimbursed for usual and ordinary expenses of meeting attendance. Under the Non-Employee Directors' Stock Option Plan (the "Directors' Plan") each Non-Affiliate Director is offered options to purchase 6,000 shares of Common Stock following the Company's Annual Meeting of Stockholders. The exercise price for any option grants under the Directors' Plan will be the average closing price of the Common Stock during the 30 trading days immediately preceding the date of grant. Options granted under the Directors' Plan vest in 12 equal monthly installments during the Non-Affiliate Director's continued service on the Board. The option price may be paid in cash, by surrendering shares of Common Stock or by a combination of cash and Common Stock. All options expire ten years after their grant. Up to 200,000 shares of Common Stock may be issued under the Directors' Plan, subject to certain adjustments.


                            RATIFICATION OF AUDITORS
                                  (PROPOSAL 2)

         Action is to be taken at the Annual Meeting with respect to the ratification of independent auditors, who were selected by the Board of Directors, to audit the financial statements of the Company for fiscal year 1998. Unless otherwise directed therein, proxies received pursuant to this solicitation will be voted for the ratification of Deloitte & Touche LLP, who served as the Company's auditors for fiscal year 1997. Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Board of Directors believes that such ratification is a matter on which the stockholders should express their opinion. Deloitte & Touche LLP has advised the Company that no member of its firm has any direct or indirect material financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         Because (i) the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act until November 7, 1996, and (ii) each of its predecessors, US Order and Colonial Data, were reporting companies and have reported executive compensation information through the year ended December 31, 1995, the following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to the

Company, its subsidiaries and predecessors for the years ended December 31, 1997, 1996 and 1995 of (a) the two individuals who served as the Company's Chief Executive Officer during 1997, and (b) each of the four most highly compensated executive officers (other than the chief executive officer) of the Company (the "Named Executive Officers") whose aggregate cash compensation exceeded $100,000 for the fiscal year ended December 31, 1997.

                                                                          Long-Term Compensation
                                                                        --------------------------
                                                                                  Awards
                                                                        --------------------------
                                      Annual Compensation               Restricted      Securities
                            ----------------------------------------      Stock         Underlying           All Other
                            Year    Salary($)  Bonus($)<F1> Other($)     Awards(#)      Options(#)       Compensation($)<F2>
                            ----    ---------  -----------  --------    ----------     -------------     ------------------
John C. Backus, Jr.         1997     301,032          --       --            --        1,025,000 <F4>           9,025
   President and Chief      1996     250,000          --       --            --               --                7,180
   Executive Officer <F3>   1995     250,000      25,000       --            --               --                9,250

Robert J. Schock            1997     118,269          --       --            --               --              760,453 <F5>
   Chief Executive          1996     200,000     350,000       --            --          100,000 <F6>          19,991
   Officer <F3>             1995     150,000      98,075       --            --               --
                                                                                                                9,942

William F. Gorog            1997     250,000          --       --            --          100,000                2,375
   Chairman                 1996     250,000          --       --            --               --                   --
                            1995     250,000      25,000       --            --               --                   --

Mark L. Baird               1997     132,308      25,000       --            --           77,000 <F7>           3,128
   Vice President,          1996     114,846      10,000       --            --           22,000                1,280
   Operations               1995      78,333      12,000       --            --               --                   --


John W. Hillyard <F8>       1997     131,366      25,000       --            --           75,000               87,168
   Vice President and       1996          --          --       --            --               --                   --
   Chief Financial          1995          --          --       --            --               --                   --
   Officer

Albert N. Wergley <F9>      1997     131,537      25,000       --            --           94,502 <F10>          2,375
   Vice President,          1996     121,225      11,500       --            --           16,000                   --
   General Counsel and      1995      72,814      11,558       --            --           50,000                   --
   Secretary

------------------------
         <F1>   Bonus awards are reported for the year earned but may  have been paid in the subsequent year.

         <F2>   For 1997,  includes:  (i) fees paid under a consulting agreement with Mr. Schock; (ii) the dollar value of insurance premiums paid by the Company for the benefit of Mr. Schock ($8,078) and Mr. Backus ($6,650); (iii) the amount of Company matching contributions made on behalf of the named individuals under the Company's 401(K) Plan as follows: Messrs. Schock, Backus, Gorog, Baird and Wergley ($2,375 each) and Mr. Hillyard ($1,363); (iv) automobile allowance for Mr. Baird ($753); and (v) reimbursement of relocation expenses for Mr. Hillyard ($85,805).

         <F3>   Mr. Backus  succeeded Mr. Schock as Chief Executive  Officer  on
                May 7, 1997.

         <F4>   Mr.  Backus  was  granted  600,000  options in August  1997.  In
                December 1997, 425,000 of these options were canceled and 850,000 options previously granted to Mr. Backus were repriced.

         <F5>   Mr. Schock served as Chief Executive Officer of the Company from
                January 1, 1997 until May 7, 1997. On May 7, 1997, Mr. Schock's employment agreement with the Company terminated and he entered into a consulting agreement with the Company. The amounts shown in the table above include $750,000 of payments under the consulting agreement. See "Employment Contracts,

                Termination of Employment and Change-In-Control Arrangements - Robert J. Schock" for a description of the terms of the consulting agreement.

         <F6>   These options were canceled in May 1997.

         <F7>   Includes 22,000 options previously granted that were repriced in
                1997.

         <F8>   Mr. Hillyard  became  an  employee of the  Company on January 8,
                1997.

         <F9>   Mr. Wergley became an employee of the Company on May 3, 1995.

         <F10>  Includes 44,502 options previously granted that were repriced in
                1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to stock option grants under the Company's 1996 Incentive Plan or under any stock plan of either US Order or Colonial Data, which were assumed by the Company pursuant to the Merger.

                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                       Number of Securities        % of Total                                   Price Appreciation for Option
                            Underlying            Options/SARs       Exercise or                         Term <F1>
                           Options/SARs       Granted to Employees    Base Price   Expiration   -----------------------------
Name                       Granted (#)           in Fiscal Year         ($/Sh)        Date         5% ($)           10% ($)
----                   --------------------   --------------------   -----------   ----------     -------           -------
John C.  Backus, Jr.       175,000 <F2>                7.0%             $3.00       8/11/07       330,750           836,500
                           850,000                    33.9%             $1.80       8/1/04        321,007           916,969


Robert J. Schock                --                      --                 --          --              --                --

William F. Gorog           100,000                     4.0%             $6.00       5/21/07       235,000           729,000

Mark L. Baird                5,000                     0.2%             $5.125      5/21/05        12,225            29,325
                            50,000                     2.0%             $3.00       8/11/05        71,500           171,500
                            22,000                     0.9%             $6.00       11/5/06        42,912           133,848

John W. Hillyard            25,000                     1.0%             $6.00       1/8/05         39,299           124,650
                            50,000                     2.0%             $3.00       8/11/05        71,500           171,500

Albert N. Wergley           50,000                     2.0%             $3.00       8/11/05        71,500           171,500
                            30,001                     1.2%             $6.00       5/3/03         16,200            67,502
                             4,501                     0.2%             $6.00       2/13/04         3,916            13,863
                            10,000                     0.4%             $6.00       10/1/04        12,100            39,900

--------------------------
         <F1>  The actual value,  if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the stock option is exercised. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the rules of the SEC and therefore are not intended to forecast future appreciation, if any, of the Company's stock price.

         <F2>  Mr.  Backus  was  granted  600,000  options  in August  1997.  In
               December 1997, 425,000 of these options were canceled and 850,000 options previously granted to Mr. Backus were repriced.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUE TABLE

         The following table sets forth information regarding the exercise of stock options and the unexercised stock options as of December 31, 1997 granted to the Chief Executive Officer and the Named Executive Officers under the Company's 1996 Incentive Plan or any stock plan of either US Order or Colonial Data, which were assumed by the Company pursuant to the Merger.

                                                                Number of Securities               Value of Unexercised
                                                               Underlying Unexercised                  In-the-Money
                                                                    Options/SARs                       Options/SARs
                                                               at December 31, 1997(#)          at December 31, 1997($)<F1>
                     Shares Acquired         Value         -------------------------------     ----------------------------
Name                 on Exercise (#)       Realized($)     Exercisable      Unexercisable       Exercisable   Unexercisable
----                 ---------------       -----------     -----------      --------------     ------------   -------------
John C. Backus, Jr.       - 0 -               - 0 -          625,000          400,000              25,000         9,000
Robert J. Schock          - 0 -               - 0 -           - 0 -            - 0 -               - 0 -          - 0 -
William F. Gorog          - 0 -               - 0 -          450,000           50,000             344,000         - 0 -
Mark L. Baird             - 0 -               - 0 -           10,000           77,000              - 0 -          - 0 -
John W. Hillyard          - 0 -               - 0 -           - 0 -            75,000              - 0 -          - 0 -
Albert N. Wergley         - 0 -               - 0 -           21,498           94,502              - 0 -          - 0 -

---------------------
<F1> Value based on last reported  sale price of the  Company's  common stock on
     December 31, 1997 (the last trading day of the year) on the Nasdaq National Market minus the exercise price. The last reported sale price at December 31, 1997 was $1.84 per share.

TEN YEAR OPTION/REPRICINGS

                                                                                                          Length of
                                            Number of                                                      Original
                                           Securities     Market Price      Exercise                      Option Term
                                           Underlying      of Stock at        Price                        Remaining
                                             Options         Time of       at Time of        New          at Date of
                                           Repriced or    Repricing or    Repricing or     Exercise      Repricing or
                                             Amended        Amendment       Amendment       Price          Amendment
Name                            Date           (#)             ($)             ($)           ($)          (in months)
----                          --------     -----------    ------------    ------------     --------      ------------
John C. Backus, Jr.           12/15/97        850,000         1.625           7.13           1.80              79
    President and Chief
    Executive Officer

Mark L. Baird                  5/21/97         22,000         5.125           8.88           6.00             115
    Vice President,
    Operations

John W. Hillyard               5/21/97         25,000         5.125           8.38           6.00              92
    Vice President and
    Chief Financial Officer

Albert N. Wergley              5/21/97         30,001         5.125           9.50           6.00              72
    Vice President, General    5/21/97          4,501         5.125          20.25           6.00              82
    Counsel and Secretary      5/21/97         10,000         5.125          11.44           6.00              89

                        COMPENSATION COMMITTEE REPORT ON

                                OPTION REPRICING

         In May 1997, the Compensation Committee approved the repricing of certain options granted to employees pursuant to the Company's stock option plans. Because of the decline in the market price of the Common Stock, certain outstanding options in May 1997 were exercisable at prices that exceeded the market price of Common Stock, thereby substantially impairing the effectiveness of such options as performance incentives. In view of this decline and consistent with the Company's philosophy of providing equity incentives to motivate and retain qualified employees, the Compensation Committee believed it was important to restore for the Company's employees the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. No options issued to directors of the Company were repriced.

         Pursuant to the terms of the repricing, employees who held options that were not vested in May 1997 having an exercise price per share greater than $6.00 were offered the opportunity to reprice those options to an exercise price of $6.00 per share. The new exercise price was approximately 17% above the $5.125 closing price of the stock on the date of the repricing. The vesting schedule for all repriced options was amended to provide that the options become exercisable in equal annual increments over three years from the date of the repricing.

         In order to make available options for recruiting and retaining other executives, Mr. Backus agreed to cancel 425,000 options previously granted to him with an exercise price of $3.00. The Compensation Committee repriced 850,000 options previously granted to Mr. Backus (of which 750,000 were vested) from an exercise price of $7.13 to an exercise price of $1.80. The vesting schedule for the repriced options was also changed to provide that 425,000 options are vested and the remaining 425,000 options will vest in 2002, but will accelerate upon certain stock performance milestones.


                        COMPENSATION COMMITTEE REPORT ON

                             EXECUTIVE COMPENSATION

         The Company's Compensation Committee (the "Committee") is comprised of outside directors whose role is to oversee the development and administration of the compensation and benefit programs for the Company's executive officers. The Committee also administers the Company's 1996 Incentive Plan that permits stock option grants to employees and the Company's 1997 Incentive Compensation Plan that provides for bonuses to employees in management positions based on the achievement of individual, group or Company goals. In the case of Mr. Backus, the Company's President and Chief Executive Officer, and Messrs. Baird, Hillyard and Wergley, the salary levels are set pursuant to employment agreements entered into between the Company and the executive during 1997. The employment agreements, which are described below, will continue to prescribe the base salaries and certain other benefits for these executives until these agreements are terminated or expire.

         The Committee made no awards in 1997 to the Named Executive Officers under the Company's 1997 Incentive Compensation Plan. However, in 1997, the Committee also implemented a retention plan for certain key employees, including Messrs. Baird, Hillyard and Wergley. Pursuant to that plan, each of these three named executives received a $25,000 bonus payment for continued employment through December 31, 1997 and also received a grant of 50,000 options at an exercise price of $3.00 that will vest on March 31, 1999 provided that the executive remains employed by the Company through that date. Neither Mr. Backus nor Mr. Gorog were participants in the retention plan and no bonuses were paid to them for 1997.

                                 The Compensation Committee
                                 --------------------------
                                 T. Coleman Andrews, III
                                 Patrick F. Graham


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee are T. Coleman Andrews, III and Patrick F. Graham.


EMPLOYMENT AGREEMENTS

JOHN C. BACKUS, JR.

         The Company has entered into an employment agreement with John C. Backus, Jr. as of August 11, 1997, providing that Mr. Backus will serve as President and Chief Executive Officer of the Company until December 31, 2000, unless further extended or sooner terminated as set forth in the agreement. Furthermore, the Company will annually nominate and take such action as may be appropriate or necessary to seek stockholder election of Mr. Backus to the Company's Board of Directors. Mr. Backus has agreed to resign from the Board in connection with, and effective upon, termination of his employment with the Company.

         Mr. Backus is entitled to a base salary of $350,000 per year and an annual bonus of up to 75% of his base salary and certain fringe benefits. In addition, Mr. Backus is entitled to participate in all bonus and incentive compensation plans or arrangements made available by the Company to its officers and directors. Mr. Backus was granted options to purchase 600,000 shares of Common Stock pursuant to the Company's 1996 Incentive Plan and Mr. Backus has agreed to hold 25,000 shares of Common Stock for the duration of his employment agreement.

         Mr. Backus' employment agreement terminates automatically upon his death in which case the Company would have no further obligation to Mr. Backus or his estate other than the disposition of life insurance and related benefits and accrued and unpaid base salary and incentive compensation for periods prior to the date of death and the Retirement Benefit (as defined). The Company may terminate the agreement for "cause" (as defined) or if Mr. Backus incurs a disability that continues for a period of 12 consecutive months. Mr. Backus may terminate the agreement upon prior written notice to the Company or for "good reason" (as defined). If the Company terminates Mr. Backus for other than "cause," or if Mr. Backus terminates the agreement for "good reason," (as defined) or if Mr. Backus'
employment is terminated within two years prior to or following a "Change in Control" (as defined), then Mr. Backus is entitled to: (i) the undiscounted remainder of his base salary, any deferred salary and/or bonus compensation, and a Retirement Benefit (as defined), whether or not vested immediately prior to his termination; (ii) an amount equal to the highest incentive bonus paid to him during the three years preceding his termination, prorated through his month of termination; (iii) certain other compensation; and (iv) all granted but unvested options become immediately exercisable and remain exercisable for their respective remaining terms.

         In December 1997, Mr. Backus agreed to cancel 425,000 options with an exercise price of $3.00 previously granted to him in 1997. In consideration of this cancellation of options, the Compensation Committee of the Board of Directors repriced 850,000 options previously granted to Mr. Backus (of which 750,000 were vested) from an exercise price of $7.13 to an exercise price of $1.80. The vesting schedule for the repriced options was also changed to provide that 425,000 options are vested and the remaining 425,000 options will vest in 2002, but will accelerate upon certain stock performance milestones.

JOHN W. HILLYARD, MARK L. BAIRD AND ALBERT N. WERGLEY

         The Company has entered into an employment  agreement with each of John
W. Hillyard, Mark L. Baird and Albert N. Wergley (each an "Executive"), each as of December 17, 1997, providing that Messrs. Hillyard, Baird and Wergley will serve as Vice President and Chief Financial Officer, Vice President of Operations, and Vice President and General Counsel, respectively, of the Company until December 31, 1999, unless further extended or sooner terminated as set forth in the agreement.

         Each Executive is entitled to a base salary per year and annual bonuses. In addition, each is entitled to participate in all bonus and incentive compensation plans or arrangements made available by the Company to its officers and directors and is entitled to receive such benefits as provided to all salaried employees as well as those established by the Compensation Committee for the Company's executives.

         Each Executive's employment agreement terminates automatically upon such Executive's death in which case the Company would have no further obligation to such Executive or his estate other than the disposition of life insurance and related benefits and accrued and unpaid base salary, bonus, unreimbursed expenses and incentive compensation for periods prior to the date of death (the "Standard Termination Payments"). The Company may terminate the agreement for "cause" (as defined) or if the Executive incurs a disability that continues for a period of 180 consecutive days. The Executive may terminate the agreement for "good reason"

(as defined). The Executive may also terminate the agreement in which case the Company would have no further obligation to such Executive except for the Standard Termination Payments. If the Company terminates an Executive for other than "cause" or upon death or total disability, or if such Executive terminates the agreement because the Company fails to comply with the agreement or following a "Change in Control" whereby the Executive's duties are substantially diminished or the Executive is relocated, then such Executive is entitled to:
(i) the Standard Termination Payment; (ii) any bonus earned but not yet paid under any "Stay Put" or any other bonus program; (iii) 100% of his annual base salary; and (iv) any and all options granted shall be vested for twelve months and exercisable for the longer of twelve months after the termination date or period for exercise as provided in such Executive's option agreement. In addition, if the Company terminates such Executive following a "Change of Control" for other than "cause," total disability or upon death, or if such Executive terminates the agreement due to a substantial change in duties or relocation following a "Change in Control," the Executive shall have the following additional rights: (i) the Company shall pay an additional 50% of such Executive's annual base salary, (ii) all granted but unvested options shall become immediately vested and nonforfeitable and remain exercisable for their respective remaining terms, and (iii) such Executive shall have the right to cause the Company to purchase all or a portion of the options at their fair value on the date of termination.

ROBERT J. SCHOCK

         During the period from January 1, 1997 to May 7, 1997, Robert J. Schock was Chief Executive Officer of the Company. Prior to May 7, 1997, Mr. Schock had an employment agreement with the Company which provided that should the employment agreement be terminated under certain circumstances, Mr. Schock would have the option of entering into a consulting agreement with the Company for a term of three years.

         Mr. Schock resigned his position as Chief Executive Officer on May 7, 1997, and at that time Mr. Schock and the Company entered into a consulting agreement (the "Consulting Agreement") with a term commencing on that date and ending June 30, 2000. Under the Consulting Agreement, the Company paid Mr. Schock an initial payment of $750,000 and pays an additional $25,000 per year, payable ratably in equal monthly installments. The Consulting Agreement also provides Mr. Schock with continued participation or equivalent benefits in the Company's disability and health insurance plans (including dependent coverage) and continues the life insurance provided to Mr. Schock as of the commencement of the Consulting Agreement.

         Pursuant to the Consulting Agreement, Mr. Schock provides consulting services to the Company with respect to the Company's telecommunications equipment business. Under the Consulting Agreement, Mr. Schock agreed not to compete with the business of the Company during the term of the Consulting Agreement and for two years after the termination of the Consulting Agreement. Mr. Schock also agreed to keep certain information confidential and to provide certain other support and assistance to the Company.

         The Consulting Agreement is terminable upon certain events, including disability, death or material breach.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge based solely upon a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ending December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the Company's common stock were complied with, except that a Form 3 with respect to Mr. McDonnell becoming a member of the Board and which disclosed that he owned no shares of the Company's stock was filed sixteen days late.


                                PERFORMANCE GRAPH

         The following graph compares the cumulative total returns from November 8, 1996 (when the Company's Common Stock commenced public trading) through December 31, 1997 for the Company, the Nasdaq Market Index and an index constructed from a peer group of companies in the telephone equipment, electronic commerce, or interactive services businesses. The peer group consists of Checkfree Holdings Corp., CIDCO, Inc., Comdial Corp., Edify Corp., Security First Network Bank, and Smartserv Online, Inc. Verifone, Inc. is not included in the table this year because it was acquired in 1997 and is no longer a publicly traded company.

Period Ending                            11/8/96   12/31/96   6/30/97   12/31/97
                                         -------   --------   -------   --------
InteliData Technologies Corporation       100.00      75.32     50.00      19.16
Peer Group                                100.00      95.36     90.32     127.97
Nasdaq Market Index                       100.00     105.97    119.00     130.00

                              CERTAIN TRANSACTIONS

         Pursuant to an Agreement dated as of March 1, 1996, Colonial Data sold to Robert J. Schock, director, Chairman, President and Chief Executive Officer, all of the stock of a subsidiary which owned as its sole asset an airplane.
Since the sale of the subsidiary to Mr. Schock, the Company has continued to utilize the airplane for business purposes. Pursuant to a lease agreement between the Company and a corporation owned by Robert J. Schock, the Company leases an airplane owned by the corporation and pays rent to the lessor based on the number of flight hours and directly pays expenses relating to the Company's use and operation of the airplane. The Company paid $259,297 in 1997 for expenses related to the use of the airplane.


                                  OTHER MATTERS

         No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

         To permit the meeting of stockholders to be conducted in an orderly manner, the Company's Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive office of the Company, not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of the meeting. The Bylaws also specify certain requirements pertaining to the form and substance of a stockholder's notice.


                            EXPENSES OF SOLICITATION

         The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone, facsimile, telex or telegraph. No additional compensation will be received by any officer, director or employee of the Company in connection with any such proxy solicitation. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them and, upon request, the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so.


                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 1998

Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for the 1999 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's headquarters, attention of the Secretary, 13100 Worldgate Drive, Suite 600, Herndon, Virginia 20170 no later than January 15, 1999 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.


                                           By Order of the Board of Directors,


                                           Albert N. Wergley
                                           Secretary

                       INTELIDATA TECHNOLOGIES CORPORATION
               Proxy Solicited on Behalf of the Board of Directors
              for the Annual Meeting of Stockholders, June 9, 1998

         The undersigned hereby appoints William F. Gorog, John C. Backus, Jr. and Albert N. Wergley, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of InteliData Technologies Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on June 9, 1998 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSAL 2.

                         (To Be Signed on Reverse Side.)

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                       INTELIDATA TECHNOLOGIES CORPORATION

                                 June 9, 1998


1.       To elect two Class II directors to the Board of Directors

         ___ FOR all nominees         ___ WITHHOLD authority for all nominee(s)

         Nominees:         T. Coleman Andrews, III
                           John J. McDonnell, Jr.

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below)

         ---------------------------------------------

2.       Ratification of Deloitte & Touche, LLP as Independent Accountants

         ___ FOR            ___ AGAINST             ___ ABSTAIN

Signature________ Date_____ SIGNATURE IF SHARES HELD JOINTLY________ Date ______


Instruction:      Please sign exactly as your name appears  hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.